Exhibit 10.3

WEBSITE ASSET PURCHASE AGREEMENT

This Website Purchase Agreement (the "Agreement ") is made effective on February 27, 2021 (the “Effective Date”), by and between Saba Keidia, of Marjanishvili ave 18, Tbilisi, Georgia, 0107 (the "Seller"), and INTORIO, CORP., of 24 Alexander Kazbegi Ave, Tbilisi 0177 (the "Buyer ").

1. WEBSITE PURCHASE

Subject to the terms and conditions contained in this Agreement the Seller hereby sells and transfers to the Buyer any and all of Seller's rights, title and interest in and to the Website and Internet Domain Name, http://intorio-study.com/ and all of its respective contents (the "Website "), and any other rights associated with the Website , including, without limitation , any intellectual property rights , all related domains , logos , customer lists and agreements , email lists, passwords , usernames and trade names; and associated other rights are more specifically and particularly identified on Exhibit "A" hereto.

2. PAYMENT TERMS

In consideration for the sale of the Website and Purchased Assets, the Buyer agrees to pay Nine Thousand Dollars (US $9,000.00) to Seller within 360 days of the Effective Date.

3. SELLER'S OBLIGATIONS

Seller agrees to facilitate and expedite transfer of the Website and all of its respective contents as defined above at closing. Further, Seller agrees to make himself available, at mutually acceptable times, for up to 1 hour per week by telephone.

4. REPRESENTATIONS AND WARRANTIES BY THE SELLER

a)       The Seller has all necessary right, power and authorization to sign and perform all the obligations under this Agreement.

b)       The Seller has the exclusive ownership of the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Website or any of the Website's content.

c)        The Seller will provide technical consulting in the area of improving/maintaining the website for the next 60 days.

d)       The execution and performance of this Agreement by the Seller will not constitute or result in a violation of any material agreement to which the Seller is a party.

5. ADDITIONAL DOCUMENTS

Seller agrees to cooperate with Buyer and take any and all actions necessary to transfer and perfect the ownership of the Website registration and hosting from Seller to Buyer, including providing all necessary passwords and usernames on the closing date and thereafter.

6. NOTICE

All notices required or permitted under this Agreement shall be deemed delivered when delivered in person or by certified mail, return receipt requested, with copy sent via email, postage prepaid, addressed to the appropriate party at the address shown for that party at the beginning of this Agreement. The parties hereto may change their addresses by giving written notice of the change in the manner described in this paragraph. Any party hereto may acknowledge receipt of a document or other information by email and expressly waive their right to notice of that document or other information by mail in said email communication.

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7. ENTIRE AGREEMENT AND MODIFICATION

This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement replaces any and all prior agreements between the parties.

Seller: SABA KEIDIA

Signature: /s/ Saba Keidia

Date: February 27, 2021

Buyer: INTORIO, CORP.

By:  Gagi Gogolashvili, President

Signature: /s/ Gagi Gogolashvili

Date: February 27, 2021

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PURCHASED ASSETS

Exhibit "A"

http://intorio-study.com/

• Domain Name

• Website hosting

Seller: SABA KEIDIA

Signature:

Date:

Buyer: INTORIO, CORP.

By:  Gagi Gogolashvili, President

Signature:

Date:

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